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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 9, 2000 with respect to the consolidated financial statements of Medsite.com, Inc. and subsidiary and our report dated February 11, 2000, with respect to the financial statements of Total Health Products, Inc. included in the Registration Statement (Form S-1) and related Prospectus of Medsite.com, Inc. dated February 17, 2000.

                                        /s/ Ernst & Young LLP
                                        ---------------------
                                        Ernst & Young LLP

New York, New York
February 17, 2000